EXHIBIT 10.32

EXHIBIT A1

ELIGIBILITY TO PARTICIPATE
IN THE
 SEVERANCE POLICY

From and as of April 6, 2012:

John R. D. Dickson
 John Houston

From and as of July 30, 2012:

Alan H. Benjamin

From and as of November 6, 2013

Michael C. Bond

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[1]	As adopted by the Compensation Committee on April 6, 2012, and as amended as of October 11, 2013.